Exhibit 99.1

[Company letterhead]

FOR IMMEDIATE RELEASE	CONTACT: Donald H. Hunter
617-878-1600

HARBOR GLOBAL COMPANY LTD. REPORTS EARNINGS FOR THE

QUARTER ENDED SEPTEMBER 30, 2004

Boston, Massachusetts, November 8, 2004. Harbor Global Company Ltd. (“Harbor Global” or the “Company”) (OTC BB:HRBGF) reported a net loss of $1.2 million ($0.22 per share) on revenues of $2.7 million in the third quarter of 2004 compared with a net loss of $0.5 million ($0.10 per share) on revenues of $2.6 million for the third quarter of 2003. The $0.7 million decrease in income was attributable principally to $0.6 million of lower realized portfolio gains from the Russian real estate management and investment management operations.

For the nine months ended September 30, 2004, the Company reported a net loss of $4.6 million ($0.82 per share) compared with net income of $3.9 million ($0.70 per share) for the nine months ended September 30, 2003. The $8.5 million decrease was attributable primarily to $4.8 million of lower realized portfolio gains from the Russian real estate management and investment management operations, a non-recurring 2003 gain of approximately $1.3 million from the early settlement of the Company’s $5 million note payable to Pioneer Asset Management USA Inc. for $3.75 million, a $1.1 million federal income tax liability associated with the conversion of Pioglobal First Russia, Inc. into a Delaware limited liability company and a $0.9 million non-recurring 2003 gain on the sale to HSBC Bank USA of the Company’s right to receive supplemental payments from Ashanti Goldfields Teberebie Limited (“Ashanti”), and a $0.8 million increase in withholding taxes associated with an increase in the PIOGLOBAL Real Estate Investment Fund dividend. The lower gains and expense increases were offset partially by a $1.0 million increase in management fee income.

On October 18, 2004, pursuant to the Company’s memorandum of association, the Harbor Global Board of Directors unanimously authorized the Company to continue operating its assets for an additional one year period or through October 24, 2006, unless and until the Company has distributed all of its assets to its shareholders to the extent permitted by the Bermuda Companies Act of 1981. If Harbor Global has not liquidated all of its assets before October 24, 2006, the Board of Directors, in its discretion, may authorize Harbor Global to continue to operate its assets for up to two additional one-year periods.

HARBOR GLOBAL COMPANY LTD.

All amounts except per share are in millions of U.S. dollars

	Third Quarter		Nine Months Ended September 30
	2004	2003	2004	2003
Revenues	$2.6	$2.6	$8.8	$7.5

(Loss) Earnings	$(1.2)	$(0.5)	$(4.6)	$3.9

Per Share (Loss) Earnings	$(0.22)	$(0.10)	$(0.82)	$0.70

Segment Information
Revenues
Russian Real Estate Management and Investment Management	$2.4	$2.4	$8.1	$6.6
Real Estate Management	0.2	0.2	0.7	0.7
Other	—	—	—	0.2

Segment (Loss) Earnings
Russian Real Estate Management and Investment Management	$(1.0)	$(0.5)	$(4.1)	$2.6
Real Estate Management	(0.2)	(0.2)	(0.7)	(0.7)
Other	—	0.2	0.2	2.0

This press release, as well as future oral and written statements of Company management, contains forward-looking statements within the meaning of the federal securities laws. All forward-looking statements are based on currently available information and management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed herein. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statement include, but are not limited to, the following: economic, political and regulatory stability in Russia and other emerging markets in which the Company operates; the success of our Russian real estate management operations; the Company’s limited history as an independent company; and the Company’s ability to retain key officers and managers. Additional information concerning potential factors that could affect future financial results is detailed from time to time in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission.